Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Aurios Inc. for the quarter ended March 31, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Quarterly Report on Form 10-Q of Aurios Inc. for the quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, fairly presents in all material respects, the financial condition and results of operations of Aurios Inc.

By:	/s/ Paul Attaway

Name:	Paul Attaway

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	June 17, 2009